OPERATING AGREEMENT

                                       OF

                               PRO FITNESS, L.L.C.

                      A New York Limited Liability Company





                             DATED: January __, 1996





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                               OPERATING AGREEMENT

                                       OF

                               PRO FITNESS, L.L.C.

                      A New York Limited Liability Company


                  OPERATING AGREEMENT, adopted as of January 1, 1996, by the members of PRO FITNESS, L.L.C., a New York limited liability company (the "Company"), each of whom has indicated acceptance hereof by executing this Agreement (the "Members").

                  In accordance with Section 417 of the New York Limited Liability Company Law (the "LLCL"), the Members hereby adopt this Operating Agreement in order to set forth their agreement with respect to the business of the Company, the conduct of its affairs, and the rights, powers, preferences, limitations or responsibilities of the Company's Members, Managers, employees or agents.

                  The Members agree as follows:


                                   I. MEMBERS

          1. Classes of Members. A. There shall be two classes of Members of the Company, to be known as Class A Members and Class B Members.

                  B. Each Member's interest in the Company shall be signified by the issuance to such Member of Units of interest in the Company ("Units"). The per-Unit price at the time of any issuance of Units shall be the Fair Market Value, as determined by the Managers at the time of such issuance.

                  C. i. Whenever this Agreement refers to the Fair Market Value of Units, the term "Fair Market Value" shall mean the fair market value of the Company as a going concern, as determined in good faith and in a timely fashion by the Managers, who shall in making such determination consider all relevant factors including, but not limited to, the most recent arm's length transaction, if any, involving any interests in the Company. The Fair Market Value of a Unit shall be the Fair Market Value of the Company divided by the total number of Units held by Members, except that the Managers may make a reasonable adjustment for the value of voting rights, which are vested in Class A Units and not in Class B Units. Any Member affected by such valuation (the "Challenging Person") may, as the sole and exclusive means of challenging such valuation, obtain at its own expense a valuation from an independent, unaffiliated business evaluation expert (the "Evaluation Expert"); provided, however, that the selection of the Evaluation Expert shall be subject to the approval of the holders of 75% of the Units held by the Class A Members, which approval shall not be withheld or delayed unreasonably. If such second valuation is not less than 90% nor more than 110% of the first valuation, the Fair Market Value shall be the average of the two valuations. In any other case, the Managers and the Evaluation Expert shall select a second, mutually acceptable business evaluation expert, who shall perform a third valuation, the cost of which shall be equally shared by the Company and the Challenging Person, and the Fair Market Value shall be the average of the three valuations.

                            ii. Notwithstanding anything in this Agreement to
the contrary, the Company shall not be prohibited from consummating any transaction notwithstanding the fact


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that the determination of Fair Market Value remains in dispute. If at the conclusion of the determination of Fair Market Value in accordance with the foregoing paragraph, the Fair Market Value of Units is greater by 10% or more than the Unit price upon which such transaction was consummated (the "Unit Price Difference"), the Challenging Person (but no other person) will receive from the Company additional cash, Class A Units or Class B Units, as reasonably determined by the Managers sufficient to satisfy the Unit Price Difference. If the challenge to Fair Market Value shall be made in connection with a liquidating sale pursuant to which the Company will receive cash proceeds which will be distributed to Members, the Company shall place in escrow pending the final determination of Fair Market Value an amount in cash estimated by the Managers to be sufficient to satisfy the Unit Price Difference.

                  D. The Class A Members shall be vested with exclusive and unrestricted voting rights. At every meeting of the Members, each Class A Member shall be entitled to one vote for every Unit held by such Member. The Class B Members shall have no voting rights except as otherwise set forth herein. Class A Units and Class B Units shall, in all other respects, represent the same interest in the Company.

          2. Class A Members.

                  A. Professional Sports Care Management, Inc., a Delaware corporation ("PSCM") and Minutemen, Inc., a Connecticut corporation ("Minutemen"), shall constitute the initial Class A Members of the Company (the "Founding Members"). The Founding Members' initial interests in the Company, in the aggregate of 100,000 Class A Units (the "Founding Interests"), are set forth in Schedule A attached hereto.

                  B. Up to 50,000 additional Class A Units may be granted from time to time by the Managers. Additional Class A Members and their interests in the Company shall be established by the Managers, as set forth in this Agreement and shall be indicated by amendments to Schedule A. The Company shall make no Issuance (as defined in Section I(2)(C), below) unless the consideration received by the Company for such Issuance is the Fair Market Value of the Units or other interests of the Company so issued.

                  C. The Managers may, in their discretion, issue additional Class A Units to existing Class A Members and/or to persons who are not Members. However, if any additional Class A Units are to be offered, then the Company shall not issue any such Units unless the Managers notify all Class A Members in writing at least thirty (30) days prior to the date of the proposed issuance thereof (the "Issuance") of the terms of the proposed Issuance (the "Issuance Notice") and grant to all Class A Members the right (the "Preemptive Right"), subject to the limitations set forth below, to subscribe for and, upon consummation of an Issuance, purchase additional Units in the Company, as the case may be, to be so issued at the same price and on the same terms as reflected in the Issuance Notice, such that any Class A Members who exercise such Preemptive Right will own the same economic interest (on a percentage basis) in the Company as held by each of them prior to the Issuance. The Preemptive Right shall be exercisable by a Class A Member for a period of fifteen (15) days after receipt of the Issuance Notice from the Managers by written notification to the Managers. The failure by a Class A Member to exercise its Preemptive Right within the time period set forth above shall be deemed a waiver by such Class A Member of its Preemptive Right. Anything stated in this paragraph to the contrary notwithstanding, no Member, other than the Founding Members, shall have Preemptive Rights with respect to the issuance of any Units pursuant to an Incentive Unit Plan or other like benefit program duly adopted by the Managers.


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                  D. Except as a result of one or both Founding Members' failure to exercise their respective Preemptive Rights or withdrawal from the Company, there shall be no change to any Founding Member's interest relative to the interests of the other Founding Member.

     3. Class B Members. A. Class B Members and their respective interests in the Company shall be established by the Managers, as set forth in this Agreement, and shall be indicated by amendments to Schedule A. The foregoing notwithstanding, at no time shall the aggregate number of Class B Units issued be greater than 30% of the aggregate number of issued Class A Units. The Company shall make no Issuance unless the consideration received by the Company for such Issuance is the Fair Market Value of the Units or other interests of the Company so issued.

                  B. The Managers by unanimous vote may, in their discretion, issue additional Class B Units to existing Members and/or to persons who are not Members. However, if any Class B Units are to be offered to any Class A Member, then the Company shall make no issuance unless the Managers provide an Issuance Notice to all Class A Members in writing at least thirty (30) days prior to the date of the proposed Issuance and grant to all Class A Members Preemptive Rights, subject to the limitations set forth below, to subscribe for and, upon consummation of an Issuance, purchase Class B Units in the Company, as the case may be, to be so issued at the same price and on the same terms as reflected in the Issuance Notice, such that any Class A Members who exercise such Preemptive Right will own the same economic interest (on a percentage basis) in the Company as held by each of them prior to the Issuance. The Preemptive Right shall be exercisable by a Member for a period of fifteen (15) days after receipt of the Issuance Notice from the Managers by written notification to the Managers. The failure by a Member to exercise its Preemptive Right within the time period set forth above shall be deemed a waiver by such Member of its Preemptive Right.

     4. New Members. Before any Units or other interests are granted to any new Member, such Member shall first become a party to this Agreement and thereby agree to be subject to all of the terms and conditions set forth herein.

     5. Time of Meetings. There shall be at least one meeting of the Class A Members each year, which shall be scheduled by the Managers. Additional meetings of the Class A Members shall be called by the Managers on the request of Class A Members whose membership interest is, in the aggregate, not less than [49]% of the total Class A membership interest. Class B Members shall be entitled to attend any meeting of the Class A Members, but shall have no right to participate or vote at any meeting except as provided in Section (I)8.

     6. Notice of Meetings. Written notice of any meeting of the Members shall be given, personally or by mail, to each Member not less than seven (7) days prior to the meeting, except as otherwise required by the LLCL. Such notice shall state the place, date and hour of the meeting. Unless otherwise agreed to by the Managers, all meetings shall take place at the location of the Company's principal offices.

     7. Voting. At all meetings of Members the holders of 100% of the Units entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by the Articles of Organization or this Agreement. At all meetings, each Class A Member may vote, in person or by proxy. An affirmative vote of 75% of the Units voted in person or by proxy shall decide any question brought before such meeting, unless the question or action is one upon which a greater vote is required by express provision of law, the Articles of Organization or this Agreement. Wherever this Agreement

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provides that a decision of the Company requires the approval of the Members, such decision shall require the approval of the holders of at least 75% of the Class A Units. Other than with respect to the rights initially granted to the Managers and the Class A Members set forth in this Agreement (as such rights may be amended from time to time) the adoption of any matter which materially and adversely affects in a disproportionate manner the rights, obligations or economic interests of the Class B Members, taken as a whole, shall require the approval of the holders of at least 75% of the Class B Units voting in person or by proxy.

     8. Proxies. Members who are unable to attend a meeting may appear and vote by proxy; provided, however, that a proxy shall only be valid if it is in writing and has been duly executed by the Member. No proxy shall be valid unless on the face of such proxy it specifically names the individual who shall be authorized to act on such Member's behalf, which individual must be either a Manager or another Member of the Company. No Member may hold, or act in any capacity pursuant to, the proxy of more than one Member at any meeting, except that the Managers of the Company shall not be restricted from voting multiple proxies duly delivered to the Company. All proxies granted in violation of this Section shall be void.

     9. Annual Report. Within ninety (90) days following the end of each fiscal year of the Company, the Members shall be provided with an annual report containing financial statements (which need not be audited) consisting of a balance sheet as of the last day of the two preceding fiscal years, a statement of operations for the two preceding fiscal years and a statement of cash flows for the two preceding fiscal years.


                                                   II. MANAGERS

     1. General. A. Except where otherwise required by law, the Articles of Organization or this Agreement, the business and affairs of the Company shall be managed by the Managers. The initial Managers of the Company shall be Daron Shepard, Kenneth Shepard, Russell F. Warren, Jr. and Patrick J. Wack, Jr. each of whom shall serve until his resignation or until removed in accordance with this Agreement. Any act or decision of the Company made or to be made by the Managers, requires the affirmative vote of 75% of the Managers.

                  B. The number of Managers may be changed with the approval of the holders of at least [75]% of the Class A Units. If the number of Managers is increased, the Managers then serving shall, within thirty (30) days after the increasing of the number of the Managers, select one natural person, who may but need not be a Member, to fill each opening.

                  C. Managers may be removed, with or without cause, by the unanimous vote of the Managers (exclusive of the Manager in question). The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

                  D. If Daron Shepard or Kenneth Shepard shall resign or be removed as a Manager, then Minutemen shall have the sole authority to fill such vacancy. If Russell F. Warren, Jr. or Patrick J. Wack, Jr. shall resign or be removed as a Manager, then PSCM shall have the sole authority to fill such vacancy. Within thirty (30) days after the removal or resignation of a Manager, one natural person, who may but need not be a Member, shall be selected to fill such vacancy.


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     2. Authority. The Managers hereby delegate all powers of the Manager, delegable under applicable law to the Executive Director except for those items expressly reserved to the Managers by the Articles of Organization or this Agreement. The Members, Managers and Executive Director agree that it is the policy of the Company to continue the operating plan and approach of the Company's predecessor, Pro Fitness, Inc. Any alteration or redirection of such policies and practices shall require approval of the Company's Managers or Members, as appropriate. The Managers shall be responsible and have sole authority for the following aspects of the management and direction of the
Company:

                  A. Supervising the capital structure of the Company and negotiating, approving and binding the Company to financing arrangements with third parties, including capital assessments and debt (in excess of $25,000.00) and equity financings (whether within or outside of the ordinary course of business).

                  B. Establishing financial and investment policies and maintaining the records of the Company relating to its formation and operation.

                  C. Delegating to any Founding Members such responsibilities and authority as may, in the judgment of the Managers, be appropriate.

                  D. Admission of additional Members into the Company, and establishing the terms and conditions applicable thereto.

                  E. Expenditures or obligations incurred by the Company in excess of Twenty Five Thousand and 00/100 Dollars ($25,000.00) per expenditure or obligation other than with respect to corporate fitness contracts and employment agreements.

                  F. Mergers or reorganization by the Company.

                  G. The sale, transfer, assignment or other disposition of all or substantially all the assets of the Company.

                  Any decision by the Managers with respect to the foregoing shall require the affirmative vote of 75% of the Managers.

                  3. Procedures. The Managers may adopt such rules, regulations and procedures for the conduct of their business as the Managers, from time to time, deem appropriate.

                  4. Executive Director. Daron Shepard is hereby appointed as the Executive Director of the Company in accordance with the terms and conditions of that certain Employment Agreement between Mr. Shepard and the Company, dated the date hereof, which is attached hereto as Exhibit A, and he is hereby granted the authority to oversee the day-to-day administration and management of the Company. The Executive Director shall have the sole authority to perform the following non-exclusive duties:

                  A. The hiring and firing of employees, including the determination of compensation and employment bonuses.

                  B. Negotiating, approving and executing contracts, agreements and all other documents as may be required in the ordinary course of business of the Company, including, but not limited to corporate fitness contracts. In addition, the Executive Director may incur on

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behalf of the Company and within the ordinary course of business, obligations and capital expenditures which do not exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00) in the aggregate in any fiscal year.

                  C. Maintaining the books of account and other financial records of the Company.

                  D. To determine the amount of working capital required for the Company and require the Founding Members to supply such additional capital pursuant to Section III(5)(iii).

                  E. To make expenditures which are in the ordinary course of the Company's business and do not exceed the sum of Twenty-Five Thousand and 00/100 Dollars ($25,000.00).

                  F. To execute on behalf of the Company all documents and instruments which require the consent of and have been approved by the Managers and/or the Members as the case may be.

                  G. Maintain bank accounts in the name of the Company. Such Bank accounts shall require two (2) signatures for the withdrawal of funds or the issuance of a check in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00). One signatory shall be the Executive Director or a designee of Minutemen and the second signatory shall be Russell F. Warren, Jr. or Patrick J. Wack, Jr. or a designee of PSCM. For withdrawals or the issuance of checks in any lesser amounts or for the transfer of funds from one Company account to another Company account, the Executive Director or its designee shall be the sole signatory with respect to such accounts, unless the Managers shall determine otherwise.

                  H. Unless specifically entrusted to the Managers or Members, the Executive Director is empowered to carry on the business and affairs of the Company, and shall have the sole authority and power to legally bind the Company with third parties provided the Executive Director is acting within the scope of his duties and authority as set forth in this Agreement or pursuant to such authority as may be granted to him by the Members or Managers.

                  Daron Shepard shall continue to serve as Executive Director until the expiration or earlier termination of said Employment Agreement, as said Employment Agreement may be extended and/or renewed. If Daron Shepard shall resign or is removed as Executive Director or upon the termination of his Employment Agreement, a temporary Executive Director shall be selected by Minutemen. The temporary Executive Director shall serve as the Executive Director for a period of sixty (60) days. If during said sixty (60) day period, the Managers are unable to agree upon the appointment of a replacement Executive Director by the affirmative vote of 75% of the Mangers, the temporary Executive Director shall continue to serve as Executive Director until such time as 75% of the Managers are able to agree upon a replacement Executive Director. However, the temporary Executive Director shall not serve in such capacity for a period to exceed one (1) year (including the initial sixty (60) day period). If after one (1) year, 75% of the Managers are not able to agree upon a replacement Executive Director, PSCM shall select a new temporary Executive Director who shall serve in such capacity for a one (1) year term, unless during such time, 75% of the Managers are able to agree upon a replacement Executive Director. The party who shall be responsible for the selection of a temporary Executive Director shall have the sole authority to replace such temporary Executive Director. However, a new temporary Executive Director selected by said party shall not serve in such capacity beyond the expiration of the initial one (1) year term unless agreed to by the affirmative vote of 75% of the Managers. The foregoing alternating selection process shall continue until

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such time as 75% of the Managers are able to agree upon a replacement Executive
Director. The temporary Executive Director shall be subject to the same terms and conditions of employment as set forth in the Employment Agreement between Mr. Shepard and the Company. The terms and conditions of employment for the replacement Executive Director shall be determined by the affirmative vote of 75% of the Managers. At no time shall any Executive Director take any actions which shall serve solely to adversely affect EBIT (as defined in Section IV below).

                  5. Outside Business Interests and Activities. The Managers (including the Executive Director) and the Members shall be permitted to engage in other business interests and activities in addition to those relating to the Company. Neither the Company, the Managers, nor any Member shall have any right by virtue of this Operating Agreement, to share or participate in such other investments or activities of any Manager and/or Member, or to the income or proceeds derived therefrom. Neither the Managers nor any Members shall incur any liability to the Company or the Members as a result of engaging in any other business or venture, except to the extent the Company participates in such other business or venture.


                                  III. CAPITAL

                  1. Founding Members. Each Founding Member has made a capital contribution, in-kind, to the Company and has received therefor Units of interest in the Company, in the amount set forth on Schedule A.

                  2. Additional Members. Each additional Member shall be required to make a capital contribution to the Company and receive therefor Units of interest in the Company, in cash or in kind and in amounts to be determined by the Managers and, if required, agreed to by such additional Members prior to his admittance into the Company.

                  3. In-kind Capital Contributions. Members who, with the consent of the Managers, make in-kind capital contributions, shall be solely and personally responsible for any tax liability that may be imposed upon them with respect to the sale of the contributed asset by the Company.

                  4. Additional Capital Contributions. The Managers may request Members to make additional capital contributions to the Company. Such a call shall be made in writing (the "Call") to all Members, or may be limited to all Members of a single class of membership. The Call shall give such information as the Managers deem necessary and appropriate, and shall advise the Members of the time, which shall be not less than fifteen (15) days, in which they must indicate their willingness to participate in the Call. All Members who participate in the Call shall be permitted to do so in the ratio that such Member's Units bear to the aggregate Units of all Members participating in the Call, and the total Units issued as a result of the Call shall be distributed in like ratio. Members who do not participate in any Call shall have their interests in the Company diluted accordingly, but no Member shall be required to make an involuntary additional capital contribution.

                  5. Loans. (i) Each of the Founding Members shall make a loan to the Company in the amount of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00), for an aggregate of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). Such loans are to be evidenced by promissory notes substantially in the form attached hereto as Exhibit B.


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Annual payments of principal may be made to the Founding Members at the election of the Managers.

                  (ii) Upon request made by the Managers, Members may loan money to the Company, upon such terms and conditions as the Member and the Managers may agree.

                  (iii) If the Executive Director determines that additional working capital is necessary to operate the business of the Company, then upon the request of the Executive Director, the Founding Members shall loan to the Company such additional amount of working capital in accordance with the ratio that each founding Member's Units bears to the aggregate units of the Founding Members. The terms and conditions of such loans shall be determined by the Executive Director subject to the approval of 75% of the Managers which approval shall not be unreasonably withheld.

                  6. Capital Accounts. The Company will maintain a capital account for each Member. The Company will (a) increase the capital account of a Member by (i) any capital contribution, whether in cash or in kind, by the Member, and (ii) any allocation of profit to the Member, and (b) decrease the capital account of the Member by (i) any allocation of loss to the Member and
(ii) any distribution, whether in cash or in kind, to the Member.

                  7. Interest. Members are not entitled to the payment of interest on their capital accounts.

                  8. Company Assets. All Company assets will be in the name of the Company, and no member shall have any rights in any Company assets.


                      IV. PROFITS, LOSSES AND DISTRIBUTIONS

                  1. Distributions. A. The Company shall allocate to the Members in the ratio of each Member's interest in the Company, the Company's earnings before interest and taxes ("EBIT"). The calculation of EBIT for each year shall be such year's revenues less such year's direct operating expenses and such year's sales, general and administrative expenses. In the event there is a dispute as to the calculation of EBIT, the Managers shall select an independent certified public accountant to make such calculation for the time period in dispute.

                  B. The Executive Director shall determine the amount of working capital required to operate the Company for one (1) month and said amount shall be retained by the Company as a reserve. All available funds in excess of the reserve amount shall be distributed by the Company to the Members, in accordance with the ratio of each Member's interest in the Company on or before March 10 of each year. In the event that the distribution to a Member does not equal such Member's allocation of EBIT, the difference between such Member's distribution and respective EBIT allocation shall be added to such Member's capital account. Thereafter, each Member's distribution shall be in the ratio of each Member's capital account balance at the time of such distribution.

                  Notwithstanding anything to the contrary contained herein, for the fiscal years ending December 31, 1996, December 31, 1997 and December 31, 1998, if EBIT is Five Hundred Thousand and 00/100 Dollars ($500,000.00) or less, PSCM shall be allocated the first Two Hundred Fifty-Five Thousand and 00/100 Dollars ($255,000.00) of EBIT and Minutemen shall be allocated an amount equal to EBIT minus Two Hundred Fifty-Five Thousand and 00/100

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Dollars ($255,000.00). Accordingly, cash distributions for such periods shall be made to each Member in accordance with such Member's proportionate share of EBIT. For example, if EBIT is Four Hundred Twenty-Five Thousand and 00/100 Dollars ($425,000.00), PSCM shall receive 60% (i.e., $255,000/$425,000.) of any cash distribution and Minutemen shall receive 40% (i.e., $170,000/$425,000) of any cash distribution.

                  Additional examples of the EBIT distribution process are set forth on Schedule B hereto.

                  C. In addition to distributions required pursuant to Section IV(1)(A), the Company may make distributions to the Members having positive capital account balances. Such distributions may be made from time to time as determined by the Managers, in the ratio of each Member's capital account balance at the time of distribution.

                  D. Except as provided elsewhere herein, no Member is entitled to any distribution in return of a capital contribution. If the Managers so determine, however, the Company may make a distribution to a Member, at any time, in return of a capital contribution.

                  E. Upon the occurrence of an event of Default under that certain Promissory Note dated the date hereof between PSCM as Maker and Daron Shepard as Payee, any and all amounts due and owing Daron Shepard under said Note shall be deducted from funds of the Company and such deductions shall reduce EBIT distributions otherwise due to PSCM on a dollar for dollar basis.

                  2. Profits. The Company will allocate profits for a fiscal year, or any portion thereof, among the Members in the ratio of each Member's interest in the Company. Notwithstanding the foregoing, for the fiscal years ending December 31, 1996, December 31, 1997 and December 31, 1998, profits shall be allocated in accordance with EBIT allocations as set forth in Section IV(1)(B).

                  3. Losses. The Company will allocate losses for a fiscal year, or any portion thereof, among the Members in the ratio of each Member's interest in the Company.

                  4. Dissolution. The Company will allocate profits and losses among the Members upon dissolution of the Company and liquidation of its assets, in the ratio of each Member's interest in the Company.


                           V. TRANSFER AND WITHDRAWAL

                  1. Transfer. A. Except as expressly provided herein, Members may not sell, transfer, assign, pledge, or otherwise dispose or encumber their interests in the Company, or any rights as a Member thereof.

                  B. The foregoing subsection (A) to the contrary notwithstanding, Members shall be permitted to convey their interests in the Company and their rights thereunder, including such Member's interest in its capital account, only upon the consent of, and subject to the terms and conditions established by, a majority in interest of the non-transferring Members, which consent may not be withheld or delayed unreasonably.


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                  C. Any Member who desires so to convey its interest shall give written notice (the "Conveyance Notice") thereof to the Managers, which notice shall fully identify the proposed transferee(s), and set forth the terms and conditions of the proposed conveyance. As quickly as practicable but in no event longer than thirty (30) days, the Managers shall exercise one of the following options:

                  i. grant the Company's consent to the proposed conveyance after obtaining the consent of a majority in interest of the non-transferring Members;

                  ii. request additional information about the proposed transferee(s) and/or the terms and conditions of the proposed conveyance, in which case a final exercise of one of the remaining options may be deferred until thirty (30) days after such additional information is received;

                  iii. cause the Company to exercise a right of first refusal, which is hereby granted (the "Right of First Refusal"), to purchase such offered Units. Such Right of First Refusal shall give the Company the right to purchase such Units at the price set forth in the Conveyance Notice (the "Company Price"). The closing of such transaction shall occur within a reasonable time established by the Managers, and subject to the delivery of such customary documentation as may be required by the attorneys for the Company. By agreement of the Managers, payment of the Company Price may be made by an unsecured promissory note of the Company, payable with interest at the Chase Manhattan Bank, N.A. (or its successor) Prime Rate plus [2]%, pursuant to a self-amortizing repayment schedule that shall not exceed five (5) years. The Managers shall have the authority to establish additional procedures for the closing, which shall be binding on all parties; or

                  iv. deny consent to the proposed conveyance. In the event that the Company denies consent to the proposed conveyance, the Member shall have the right to offer the Units within thirty (30) days to the other Members, at the Company Price, provided that the Offer is made to every Member holding Units of the same Class as the Units being offered. Any Members desiring to purchase such Units (the "Purchasing Members") shall notify the selling Member within fifteen
(15) days. Each Purchasing Member shall have the right to purchase the number of offered Units that is equal to the total number of Offered Units times a fraction (i) the numerator of which is the number of Units held before the conveyance by such Purchasing Member, and (ii) the denominator of which is the number of Units held before the conveyance by all Purchasing Members. The closing of such transaction shall occur within a reasonable time established by the Managers and subject to the delivery of such customary documentation as may be required by the attorneys for the Company. The Managers shall have the authority to establish additional procedures for the closing, which shall be binding on all parties.

                  D. Upon receipt of a Conveyance Notice, a majority in interest of the non-transferring Members shall not, without due cause, withhold consent to any Member's requests to convey their ownership interest in their Units and their rights to receive distributions and allocations of profits and losses thereunder, provided that no such conveyance shall transfer any Member's right to vote or otherwise participate in the affairs of the Company, if such conveyance shall be as follows:

                  i. in the case of either Members who are natural persons or trusts, to, from and among persons, entities or trusts (x) within each Member's Family Group; (y) created by or at the direction of a Member; or (z) for the benefit of a Member or a person in the Member's Family Group. "Family Group" shall mean a Member's spouse and descendants (whether


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natural or adopted) and any trust, partnership or corporation or similar entity created by or at the direction of a Member for the benefit of either the Member or the Member's spouse and/or descendants.

                  ii. in the case of a corporate or other non-individual Member, transfers made by reason of a merger, consolidation, combination, sale of assets, reorganization, dissolution or liquidation involving a Member in which the entity or entities having voting control over such Member continue to have voting control over the surviving entity in such merger, consolidation, combination, sale of assets or reorganization, except any such requirement of voting control shall not be applicable in the case of dissolutions or liquidations in which transfers are made to the individual Members who were holders of equity in the dissolved or liquidated entity.

                  E. For purposes of this Section, in the case of a corporate or other non-individual Member, a merger, consolidation, combination, sale of assets, reorganization, dissolution or liquidation ("Change of Control Transaction") involving a Member, in which the person or persons, or entity or entities having ultimate control over such Member prior to such Change in Control Transaction do not continue to control such Member after such Change in Control Transaction, shall constitute a transfer within the meaning of Section V(1)(A) hereof and shall require any successor in interest to give effect and adhere to all the procedures, rights and obligations set forth in this Article, including without limitation the provisions of Sections V(1)(C)(iii-iv), with respect to transfers and conveyances to third parties not otherwise exempt.

                  F. In order for any conveyance of interests in the Company to be effective and for any person to be recognized by the Company as a Member and to be issued Units or other interest in the Company, any transferee shall first execute and become a party to this Agreement and thereby become subject to all of the terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, a merger, consolidation, sale of all or substantially all of the assets or a majority or more of the issued and outstanding stock of PSCM shall not be deemed a Change of Control Transaction.

                  2. Withdrawal. A. Notwithstanding that the Company has denied a Member consent to convey its interest in the Company after such Member has presented the Managers with a Conveyance Notice in accordance with this Section, a Member may withdraw from the Company. However, any such withdrawal or series of withdrawals which involve more than 25% of the then outstanding Class A Units shall require the prior written consent of the Managers, which consent may be denied by the Managers for any reasonable grounds including, but not limited to,
(i) the financial impact of such withdrawal upon the Company, and (ii) the inability of the Managers to receive assurances that the Founding Members would continue the Company after such Member's withdrawal, as provided in this Agreement. Within one hundred eighty (180) days after any withdrawal thus approved by the Managers, the Company shall make a distribution to the Member equal to the positive balance of its capital account, if any, as adjusted through the date of withdrawal, with a set-off for any amounts whatsoever owed by the Member to the Company. In the discretion of the Managers, such payment may be made by an unsecured promissory note of the Company, payable with interest at the Chase Manhattan Bank, N.A. (or its successor) Prime Rate plus 2% pursuant to a self-amortizing schedule that shall not exceed five (5) years.

                  B. Anything in the foregoing paragraph to the contrary notwithstanding, no Member may withdraw from the Company after the Company has announced its intent to liquidate, except with consent of the Managers in their sole discretion.


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                  3. Tax Considerations. Any capital gains, income, transfer, gift or other taxes imposed upon any transferor or transferee as a result of any conveyance of any interest in the Company shall be exclusively the responsibility of the person upon whom such tax is imposed. The Company shall have no responsibility therefor whatsoever. In the event that any tax, expense (including legal and accounting fees) or cost is incurred by or imposed upon the Company as a result of any conveyance of an interest in the Company, except as a result of the Company's issuing or purchasing any interest in the Company, the Member conveying such interest shall indemnify, or cause the transferee to indemnify, the Company for such tax, expense or cost.


                          VI. MERGERS AND CONSOLIDATION

                  1. The Company may enter into a merger or consolidation, in accordance with Article X of the LLCL, pursuant to an agreement of merger or consolidation (the "Plan") that has been adopted by the Company under the procedures set forth in Paragraph (2) of this Article VI.

                  2. The Company may adopt a Plan only if:

                  A. the Plan is approved by at least 75% of the Managers;

                  B. after approval by the Managers, the Plan is submitted to the Class A Members, who shall be the only members entitled to vote thereon, for approval in accordance with Section 1002(c) of the LLCL; and

                  C. the Class A Members vote at least 75% of their Units in favor of the Plan.

                                VII. LIQUIDATION

                  1. Upon dissolution of the Company, the assets of the Company shall be liquidated by the Managers (or a Liquidating Trustee appointed by the Managers, which may be a Member) as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice, and the proceeds thereof will be applied and distributed in the following priority, unless otherwise required by applicable law:

                  A. to pay all creditors of the Company other than Members, in the order of priority provided by law;

                  B. to pay all creditors of the Company that are Members; and

                  C. after the payment of all debts, liabilities and obligations of the Company, to increase the Members' capital accounts in accordance with this Agreement and to distribute to the Members their respective positive capital accounts' balances, if any.

                  2. Within one hundred eighty (180) days after completion of final distributions, the Managers or Liquidating Trustee shall cause to be prepared by a firm of certified public accountants a statement setting forth the assets and liabilities of the Company as at the date of dissolution, which statement shall be furnished to all of the Members.



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                  3. The Liquidating Trustee, if engaged, shall be entitled to receive reasonable compensation.

                  Notwithstanding the foregoing, in the event that either Founding Member wishes to dissolve the Company, a reasonable effort must first be made to sell the interest of the Founding Member wishing to dissolve the Company to the other Member, or sell the Company to a third party. After such efforts have been made, and upon ninety (90) days written notice to the other Founding Member, either Founding Member may cause the Company to be dissolved. Unless the Managers, by an affirmative vote of 75%, agree to the contrary any such dissolution shall be a dissolution in kind. That is, the Executive Director shall cause to be distributed to the Members, each Member's pro rata share of the assets of the Company including without limitation the Company's good will, corporate fitness contracts, tradename and equipment.

                  In the event of any such dissolution the Company shall make proper and legal provision to:

                  A. Pay all creditors of the Company other than Members, in the order of priority provided by law; and

                  B.  To pay all creditors of the Company that are Members.

                  In the event of a liquidation, Minutemen and PSCM shall, to the extent necessary for the continuance of the separate parts of the Company's business, contribute to the Company those assets (other than cash, accounts receivable and any award which Pro Fitness may be entitled to in connection with its suit against Devrek and Summex) of Minutemen's division known as Pro Fitness which were not contributed to the Company.


                                 VIII. DURATION

                  l. Unless the Company shall have been sooner dissolved in accordance with the provisions of the LLCL, the Company shall dissolve on the earlier of:

                  A. the one hundred eightieth (180th) day following the bankruptcy, death, dissolution, expulsion, incapacity or withdrawal of any Class A Member, unless at least 51% of the capital interests and 51% of the interests in profits of the surviving Class A Members are sooner voted in favor of the continuation of the Company; or

                  B.  December 31, 2035.


                                  IX. INDEMNITY

                  Every person (and the heirs, executors and administrators of such person) who is or was a Member, Manager or Executive Director of the Company shall be indemnified by the Company against all judgments, payments in settlement (whether or not approved by court), fines, penalties and other reasonable costs and expenses (including fees and disbursements of counsel) imposed upon or incurred by such person in connection with or resulting from any action, suit, proceeding, investigation or claim, whether civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which such person enters


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a plea of guilty or nolo contendere or its equivalent), or any appeal relating thereto which is brought or threatened by any other person, governmental authority or instrumentality (herein called a "third-party action") and in which such person is made a party or is otherwise involved by reason of his being or having been such Member, Manager or Executive Director or by reason of any action or omission, or alleged action or omission, by such person in his capacity as such Member, Manager or Executive Director if either (a) such person is wholly successful, on the merits or otherwise, in defending such third-party action or (b) in the judgment of a court of competent jurisdiction or, in the absence of such determination, in the judgment of the Managers of the Company, such person acted in good faith and in what he reasonably believed to be the best interest of the Company and, in addition, in any criminal action, had no reasonable cause to believe that his conduct was unlawful. In case such person is successful, on the merits or otherwise, in defending part of such action, or, in the judgment of such a court or the Managers, has met the applicable standard of conduct specified in the preceding sentence with respect to part of such action, he shall be indemnified by the Company against the judgments, settlement payments, fines, penalties and other costs and expenses attributable to such part of such action.

                  The foregoing rights of indemnification shall be in addition to any rights to which any such Member, Manager or Executive Director may otherwise be entitled.

                  In any case in which, in the judgment of the Managers, any such Member, Manager or Executive Director will be entitled to indemnification under the foregoing provisions of this Article, such amounts as they deem necessary to cover the reasonable costs and expenses incurred by such person in connection with the action, suit, proceeding, investigation or claim prior to final disposition thereof shall be advanced to such person upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that he is not so entitled to indemnification.

                  PSCM shall indemnify and hold Minutemen harmless from all costs, expenses, losses, injuries or impositions including without limitation additional taxes, reasonable accountants' or attorneys' fees occasioned from the exclusion of a merger, consolidation, sale of all or substantially all of the assets or a majority or more of the issued and outstanding stock of PSCM from a Change in Control Transaction.

                                 X. ARBITRATION

                  1. Arbitration of Disputes. The parties acknowledge that the expeditious and equitable settlement of disputes arising under this Agreement is to their mutual advantage. To that end, the parties agree to use their best efforts to resolve all differences of opinion and to settle all disputes through joint cooperation and consultation. Any dispute relating to a breach or alleged breach arising out of this Agreement (or any other agreement to the extent incorporated herein by reference) that the parties are unable to settle within sixty (60) days, as set forth in the preceding sentence, shall be resolved by final and binding arbitration before a single arbitrator selected and serving under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in the location in which the Company's principal offices are located at the time of the dispute, unless another location is mutually agreed upon by the parties to such arbitration. Such arbitration shall be the exclusive remedy hereunder. The decision of the arbitrator may, but need not, be entered as a judgment in accordance with the provisions of the laws of the state in which the Company's principal offices are located at the time of the dispute. If this arbitration provision is for any reason held to be invalid or otherwise inapplicable to any dispute, the parties hereto agree that any action or

                                     - 14 -

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proceeding brought with respect to any dispute arising under this Agreement, or to interpret or clarify any rights or obligations arising hereunder, shall be maintained solely and exclusively in the courts of the state in which the Company's principal offices are located at the time of the dispute.

                  2. Determination of Fair Market Value. Anything set forth in the foregoing paragraph notwithstanding, the Members agree that the exclusive procedure for resolving disputes over the determination of Fair Market Value shall be as set forth in Section I(1)(C) of this Agreement. All Members and the Company shall be bound by the determination of Fair Market Value made in accordance therewith. Accordingly, the Members agree that no arbitration, or action or proceeding in any court or other tribunal, shall be brought with respect to any dispute over the determination of Fair Market Value.


                                XI. MISCELLANEOUS

                  1. License of Name. Simultaneously with the execution of this Agreement, the Company shall grant to AFS, Inc. an affiliate of Minutemen, the right and license to use the name "Pro Fitness" in connection with the retail sale of fitness and fitness related equipment pursuant to the terms and provisions of the License Agreement attached hereto as Exhibit C.

                  2. Contracts, Agreements and Licenses. Simultaneously with the execution of this Agreement, Minutemen and PSCM shall transfer and assign to the Company their rights under all existing contracts, agreements, leases, permits and licenses in connection with the operation of the health enhancement and fitness business known as Pro Fitness ("PF"), including, but not limited to, all contracts related to all corporate fitness services or activities of PF, and the Company shall assume all of the covenants, duties, liabilities and obligations thereunder pursuant to the terms and provisions of the Assignment and Assumption Agreement attached hereto as Exhibit D.


                                 XII. AMENDMENTS

                  This Agreement may be amended only by both the affirmative vote of the holders of 75% of the Class A Units (or such higher percentage as may be required for such amendment pursuant to Section 402(e) of the LLCL) and the affirmative vote of at least 75% of the Class A Units held by the Founding Members. By entering their signatures in the spaces indicated below, each Member of the Company hereby consents to the adoption of this Agreement as and for the Operating Agreement of Pro Fitness, L.L.C.


PROFESSIONAL SPORTS CARE                         MINUTEMEN, INC.
  MANAGEMENT, INC.



By:                                          By:
    ----------------------------------          --------------------------------
   Name:                                        Name:
   Title:                                       Title:



                                     - 15 -

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                                   SCHEDULE A

                             Members of the Company

                 Date of Original Schedule A: January ___, 1996

                          Date of Latest Revision: N/A


                                                           Capital
Class A Members                    Units                Contribution

Founding Members

Professional Sports Care         51,000               An undivided 51% interest
  Management, Inc.                                    as tenant in common in
                                                      the tradename and the
                                                      tangible assets (other
                                                      than cash, accounts
                                                      receivable and any award
                                                      which Pro Fitness may be
                                                      entitled to in connection
                                                      with its suit against
                                                      Devrek and Summex) of the
                                                      business known as Pro
                                                      Fitness

Minutemen, Inc.                  49,000               An undivided 49%
                                                      interest as tenant in
                                                      common in the tradename
                                                      and the tangible assets
                                                      (other than cash, accounts
                                                      receivable and any award
                                                      which Pro Fitness may be
                                                      entitled to in connection
                                                      with its suit against
                                                      Devrek and Summex) of the
                                                      business known as Pro
                                                      Fitness


                  Totals       100,000